United States

Securities and Exchange Commission

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

MTS Medication Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31578	59-2740462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2003 Gandy Boulevard North, Suite 800, St. Petersburg, Florida	33702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 18, 2009, MTS Medication Technologies, Inc., a Delaware corporation (the “Company”), issued a press release announcing that its stockholders voted to approve the Agreement and Plan of Merger, dated as of August 7, 2009 (the “Merger Agreement”), with MedPak Holdings, Inc., an affiliate of Excellere Partners, and MedPak Merger Sub, Inc., a wholly owned subsidiary of MedPak Holdings, Inc. The press release also announced that the transactions contemplated by the Merger Agreement are expected to be consummated on or about December 22, 2009, subject to the satisfaction of certain customary closing conditions. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press Release, dated December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc. (Registrant)

Date: December 18, 2009	By:	/s/ MICHAEL P. CONROY
Michael P. Conroy Vice President and Chief Financial Officer